Exhibit 99.1
For Immediate Release

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations - USA (510) 713-4430
Krista Todd, Sr. Director, Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41-(0) 79-292-3499

Logitech Exceeds Fiscal Year 2015 Expectations; Best Earnings in Seven Years

Q4 Growth Category up 45 Percent in Constant Currency;
Company Announces Acceleration of Growth Transformation

NEWARK, Calif. - April 22, 2015 and LAUSANNE, Switzerland, April 23, 2015 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced preliminary financial results for the fourth quarter and full year of Fiscal Year 2015. Q4 closed a strong fiscal year with better-than-expected sales of $467 million - up 1 percent in constant currency - and GAAP operating income of $12 million, with non-GAAP operating income of $14 million.
For the full Fiscal Year 2015, ended March 31, 2015:

•
Sales were $2.11 billion, down 1 percent compared to the previous fiscal year, and up 2 percent in constant currency. Importantly, Retail Strategic - sales in the Company’s Profit Maximization and Growth categories - grew by 6 percent in constant currency.

•	GAAP operating income was $141 million, with GAAP earnings per share (EPS) of $0.81, compared to $0.46 a year ago. This was the Company’s best EPS since FY 2008.

•	Non-GAAP operating income was $191 million, with non-GAAP EPS of $1.04, up from $0.75 a year ago (also the Company’s best since FY 2008).

•	Cash flow from operations was $179 million.
“We closed Fiscal Year 2015 with a better-than-expected performance and good momentum in spite of currency headwinds,” said Bracken Darrell, Logitech president and chief executive officer. “Our Growth category - Gaming, Tablet and Other Accessories, Mobile Speakers and Video Collaboration - sales grew by 28 percent in constant currency over the full year, accelerating in the fourth quarter to 45 percent growth, the best performance of the fiscal year.
“Looking at Fiscal Year 2016, we’re playing offense. We will accelerate our transformation of Logitech into a simpler, faster, growing company. We will focus on our growing Retail Strategic business. Consequently, we plan to exit our OEM business and reorganize Lifesize to sharpen its focus on its cloud-based offering. We will also streamline our overall cost structure through product, overhead and infrastructure cost reductions, including a targeted resource realignment. As a result, over the coming year we expect restructuring charges of approximately $15 million to $20 million. The savings from all these actions will be used to offset currency headwinds and invest in future growth.”
Outlook
Logitech confirmed its FY 2016 outlook of $150 million in non-GAAP operating income, despite the stronger currency headwinds, and 7% growth for Retail Strategic sales in constant currency.

Preliminary Statement
These preliminary Q4 and full year FY15 results are subject to material adjustments, including completion of our evaluation of Lifesize goodwill, Lifesize asset impairment and other subsequent events that may occur through the date of filing our Annual Report on Form 10-K.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com, in the Calendar section.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q4 and full-year FY 2015 on Thurs., April 23, 2015 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery), benefit from (provision for) income taxes, one-time special charges and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to our outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to a GAAP amount has been provided for FY 2016.
About Logitech
Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: Logitech’s momentum, transformation, growth, value and cost structure, exiting our OEM business, reorganizing Lifesize, product, overhead and infrastructure cost reductions, restructuring, the expected cost of and use of savings from restructuring, our ability to offset currency exchange rate fluctuations, investment in growth, and Fiscal Year 2016 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands, except per share amounts) -Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2015	2014	2015	2014

Net sales	$467,229	$490,321	$2,113,947	$2,128,713
Cost of goods sold	310,845	328,977	1,339,750	1,400,844
Gross profit	156,384	161,344	774,197	727,869
% of net sales	33.5%	32.9%	36.6%	34.2%

Operating expenses:
Marketing and selling	88,378	90,930	378,593	379,747
Research and development	33,755	30,796	131,012	139,385
General and administrative	27,239	28,693	128,196	118,940
Restructuring charges (credit), net	(4,742)	5,190	(4,888)	13,811
Total operating expenses	144,630	155,609	632,913	651,883
Operating income	11,754	5,735	141,284	75,986
Interest income (expense), net	388	465	1,225	(397)
Other income (expense), net	1,347	632	(2,752)	1,993
Income before income taxes	13,489	6,832	139,757	77,582
Provision for (benefit from) income taxes	(3,228)	(3,786)	4,490	3,278
Net income	$16,717	$10,618	$135,267	$74,304

Net income per share:
Basic	$0.10	$0.07	$0.83	$0.46
Diluted	$0.10	$0.06	$0.81	$0.46
Shares used to compute net income per share :
Basic	164,319	162,255	163,536	160,619
Diluted	166,424	165,766	166,174	162,526

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands) - Unaudited

	March 31	March 31,
CONSOLIDATED BALANCE SHEETS	2015	2014

Current assets:
Cash and cash equivalents	$537,038	$469,412
Accounts receivable, net	179,823	182,029
Inventories	270,231	222,402
Other current assets	64,996	59,157
Total current assets	1,052,088	933,000
Non-current assets:
Property, plant and equipment, net	91,593	88,391
Goodwill	340,782	345,010
Other intangible assets	1,866	10,529
Other assets	62,679	74,460
Total assets	$1,549,008	$1,451,390

Current liabilities:
Accounts payable	$299,995	$242,815
Accrued and other current liabilities	191,163	211,972
Total current liabilities	491,158	454,787
Non-current liabilities:	173,639	192,475
Total liabilities	664,797	647,262

Total shareholders' equity	884,211	804,128

Total liabilities and shareholders' equity	$1,549,008	$1,451,390

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands) - Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2015	2014	2015	2014

Operating activities:
Net income	$16,717	$10,618	$135,267	$74,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,745	16,212	41,304	48,967
Amortization of other intangible assets	737	2,781	8,361	17,771
Share-based compensation expense	5,779	8,134	25,825	25,546
Impairment of investments	39	56	2,298	624
Loss (gain) on disposal of property, plant and equipment	—	533	(44)	4,411
Excess tax benefits from share-based compensation	(298)	(1,674)	(2,831)	(2,246)
Deferred income taxes and other	5,133	(1,267)	1,982	(4,828)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	123,008	130,652	(8,018)	(219)
Inventories	(29,840)	35,975	(60,011)	49,471
Other assets	2,308	1,580	(4,284)	(1,388)
Accounts payable	(50,897)	(82,745)	60,413	(21,322)
Accrued and other liabilities	(42,857)	(26,133)	(21,630)	14,330
Net cash provided by operating activities	41,574	94,722	178,632	205,421

Investing activities:
Purchases of property, plant and equipment	(10,476)	(11,748)	(45,253)	(46,658)
Investments in privately held companies	—	(300)	(2,550)	(300)
Acquisitions, net of cash acquired	(926)	—	(926)	(650)
Proceeds from return of investment from strategic investments	—	—	—	261
Purchases of trading investments	(1,571)	(619)	(5,034)	(8,450)
Proceeds from sales of trading investments	1,618	683	5,474	8,994
Net cash used in investing activities	(11,355)	(11,984)	(48,289)	(46,803)

Financing activities:
Payment of cash dividends	—	—	(43,767)	(36,123)
Purchase of treasury shares	(1,663)	—	(1,663)	—
Contingent consideration related to prior acquisition	—	—	(100)	—
Repurchase of ESPP awards	—	—	(1,078)	—
Proceeds from sales of shares upon exercise of options and purchase rights	1,672	8,449	4,138	16,914
Tax withholdings related to net share settlements of restricted stock units	(1,759)	(2,781)	(9,215)	(5,718)
Excess tax benefits from share-based compensation	298	1,674	2,831	2,246
Net cash provided by (used in) financing activities	(1,452)	7,342	(48,854)	(22,681)

Effect of exchange rate changes on cash and cash equivalents	(8,342)	(533)	(13,863)	(349)
Net increase in cash and cash equivalents	20,425	89,547	67,626	135,588
Cash and cash equivalents, beginning of the period	516,613	379,865	469,412	333,824
Cash and cash equivalents, end of the period	$537,038	$469,412	$537,038	$469,412

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands, except per share amounts) - Unaudited

NET SALES	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	Change	2015	2014	Change

Net sales by channel:
Retail	$416,144	$424,193	(1.9)%	$1,887,446	$1,866,279	1.1%
OEM	26,139	35,168	(25.7)	117,462	141,749	(17.1)
Video conferencing	24,946	30,960	(19.4)	109,039	120,685	(9.6)
Total net sales	$467,229	$490,321	(4.7)	$2,113,947	$2,128,713	(0.7)

Net retail sales by product family(*):
Gaming	$47,341	$45,281	4.5	$211,911	$186,926	13.4
Tablet & Other Accessories	26,021	22,221	17.1	140,994	172,484	(18.3)
Mobile Speakers	38,406	19,382	98.2	178,038	87,414	103.7
Video collaboration	16,248	6,761	140.3	62,215	29,058	114.1
Growth	128,016	93,645	36.7	593,158	475,882	24.6
Pointing Devices	104,686	119,820	(12.6)	487,210	506,884	(3.9)
Keyboards & Combos	100,900	103,528	(2.5)	426,117	415,314	2.6
Audio-PC & Wearables	51,015	59,435	(14.2)	213,496	250,037	(14.6)
PC Webcams	19,225	25,699	(25.2)	96,680	113,791	(15.0)
Home Control	11,836	13,421	(11.8)	68,060	67,371	1.0
Profit Maximization	287,662	321,903	(10.6)	1,291,563	1,353,397	(4.6)
Retail Strategic Sales	415,678	415,548	—	1,884,721	1,829,279	3.0
Other Non-Strategic	466	8,645	(94.6)	2,725	37,000	(92.6)
Total net retail sales	$416,144	$424,193	(1.9)	$1,887,446	$1,866,279	1.1
__________________

* Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015	2014

Gross profit - GAAP	$156,384	$161,344	$774,197	$727,869
Share-based compensation expense	749	675	2,473	2,518
Amortization of other intangible assets	515	549	2,141	7,910
Restructuring-related charges	—	—	—	5,194
Gross profit - Non-GAAP	$157,648	$162,568	$778,811	$743,491

Gross margin - GAAP	33.5%	32.9%	36.6%	34.2%
Gross margin - Non-GAAP	33.7%	33.2%	36.8%	34.9%

Operating expenses - GAAP	$144,630	$155,609	$632,913	$651,883
Less: Share-based compensation expense	5,030	7,459	23,352	23,028
Less: Amortization of other intangible assets	222	2,232	6,220	9,861
Less: Restructuring charges (credits), net	(4,742)	5,190	(4,888)	13,811
Less: One time special charge	963	—	20,487	—
Operating expenses - Non-GAAP	$143,157	$140,728	$587,742	$605,183

% of net sales - GAAP	31.0%	31.7%	29.9%	30.6%
% of net sales - Non - GAAP	30.6%	28.7%	27.8%	28.4%

Operating income - GAAP	$11,754	$5,735	$141,284	$75,986
Share-based compensation expense	5,779	8,134	25,825	25,546
Amortization of other intangible assets	737	2,781	8,361	17,771
Restructuring charges (credits), net	(4,742)	5,190	(4,888)	13,811
Restructuring related charges	—	—	—	5,194
One time special charge	963	—	20,487	—
Operating income - Non - GAAP	$14,491	$21,840	$191,069	$138,308

% of net sales - GAAP	2.5%	1.2%	6.7%	3.6%
% of net sales - Non - GAAP	3.1%	4.5%	9.0%	6.5%

Net income - GAAP	$16,717	$10,618	$135,267	$74,304
Share-based compensation expense	5,779	8,134	25,825	25,546
Amortization of other intangible assets	737	2,781	8,361	17,771
Restructuring related charges	—	—	—	5,194
Restructuring charges (credits), net	(4,742)	5,190	(4,888)	13,811
One time special charge	963	—	20,487	—
Investment impairment, net	39	56	2,298	203
Provision for income taxes	(2,434)	(5,443)	(14,682)	(15,590)
Net income - Non - GAAP	$17,059	$21,336	$172,668	$121,239

Net income per share:
Diluted - GAAP	$0.10	$0.06	$0.81	$0.46
Diluted - Non - GAAP	$0.10	$0.13	$1.04	$0.75

Shares used to compute net income per share:
Diluted - GAAP and Non GAAP	166,424	165,766	166,174	162,526

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS - The following financial statements and supplemental information may be subject to material adjustment. Please see note below the tables.
(In thousands, except per share amounts) - Unaudited

SHARED BASED COMPENSATION EXPENSE	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015	2014

Share-based Compensation Expense
Cost of goods sold	$749	$675	$2,473	$2,518
Marketing and selling	2,099	2,318	9,094	8,298
Research and Development	762	706	3,224	4,546
General and administrative	2,169	4,435	11,034	10,184
Income tax benefit	(838)	(2,559)	(5,558)	(4,902)
Total share-based compensation expense after income taxes	$4,941	$5,575	$20,267	$20,644
__________________

NOTE:  The preliminary results for the three months and full year ended March 31 of Fiscal Year 2015 contained in this release are subject to material adjustments based on the completion of our evaluation of Lifesize goodwill, Lifesize asset impairment and other subsequent events that may occur through the date of filing our Annual Report on Form 10-K with the U.S. Securities and Exchange Commission.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and year ended March 31, 2015, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Investment impairment, net. We incur investment impairment, primarily related to our investments in various privately-held companies. The investment impairment varies depending on the operational and financial performance of the privately-held companies we invested in. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

One-time special charges:  costs related to investigations.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the ongoing formal investigation by the Securities and Exchange Commission.  We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are one-time in nature and not reflective of our ongoing operations.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

In addition, Logitech presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Sales for the three months ended March 31, 2015 compared to sales for the three months ended March 31, 2014 grew by 1 percent in constant currency and declined by 5 percent in U.S. dollars. Retail Strategic sales for the full fiscal year ended March 31, 2015 compared to the Retail Strategic sales for the full fiscal year ended March 31, 2014 grew by 6 percent in constant currency and 3 percent in U.S. dollars.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.